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                                                                   Exhibit 10.15

               [LETTERHEAD OF PRUDENTIAL SECURITIES INCORPORATED]



October 26, 1998


Scottish Annuity & Life Holdings, Ltd.
P.O. Box 10657 APO
Ugland House
George Town, Grand Cayman
Cayman Islands, BWI

Attn:  Michael C. French

Dear Sir:

This letter confirms the understanding and agreement (the "Agreement") between Prudential Securities Incorporated ("Prudential Securities") and Scottish Annuity & Life Holdings, Ltd. (the "Company") as follows:

1. The Company hereby engages Prudential Securities as its exclusive financial advisor in connection with the evaluation of and preparation for the Company's proposed initial public offering (the "Offering").

2. Prudential Securities accepts the engagement described in paragraph 1 and in that connection, agrees to:

         (a) review the business, operations, financial condition and prospects of the Company;

         (b) review the company's financial plans and analyze its strategic plans;

         (c) assist the Company in developing a capital markets plan;

         (d) advise the Company regarding certain structural issues such as, but not limited to, the composition of the board of directors, employee stock option plan, dividend policy, selection of the exchange for listing the company's shares and corporate governance issues;

         (e) provide the Company with a preliminary valuation analysis and a preliminary assessment of other relevant market data; and

         (f) be available to meet with the Company's Board of Directors to discuss Prudential Securities' analysis and recommendations.

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3. The term of this Agreement shall extend from the date hereof through April
30, 1999. Either party may terminate this Agreement at any time, with or without cause, by giving the other party at least 10 days' prior written notice, subject to the provisions of this paragraph through paragraph 11, which shall survive any termination or expiration of this Agreement.

4. As compensation for the services rendered by Prudential Securities, the Company shall pay Prudential Securities as follows:

         (a) If the Company makes an announcement or files a Registration Statement with the Securities Exchange Commission with respect to the Offering, either during the term of Prudential Securities' engagement hereunder, or at any time during a period of 12 months following the effective date of termination of Prudential Securities' engagement, and the Offering is thereafter consummated, then the Company will pay a financial advisory fee of US$800,000 payable upon the closing of the Offering.

         (b) All fees payable hereunder shall be payable in U.S. Dollars and shall be made free and clear of, and without deduction or withholding or account of, any present or future income, stamp or other taxes, levies, duties, charges, fees, deductions, or withholding, now or hereafter imposed, levied, collected, withheld, or assessed by any governmental authority in the Cayman Islands (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being described hereinafter are called the "Taxes"). If any Taxes are required to be withheld from any amounts payable to Prudential Securities in connection with the Proposed Offering, the amounts so payable to Prudential Securities shall be increased to the extent necessary to yield Prudential Securities (after payment of all Taxes) the amounts payable in connection with the proposed Offering.

5. The Company shall reimburse Prudential Securities on demand for any reasonable out-of-pocket expenses incurred in connection with this Agreement, including the reasonable fees and disbursements of its legal counsel.

6. Because Prudential Securities will be acting on behalf of the Company in connection with the engagement hereunder, the Company agrees to indemnify Prudential Securities and certain other persons as set forth in a separate letter agreement dated the date hereof between Prudential Securities and the Company.

7. In connection with this Agreement, the Company will furnish Prudential Securities with all information concerning the Company which Prudential Securities reasonably deems appropriate and will provide Prudential Securities with access to the Company's officers, directors, employees, accountants, counsel and other advisors and facilities. The Company represents and warrants to Prudential Securities that all such information concerning the Company is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Prudential Securities will be using and relying upon financial information supplied by the Company and its officers, agents and others and any other publicly available information

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concerning the Company without any independent investigation or verification thereof or independent appraisal by Prudential Securities.

8. Any advice, either oral or written, provided to the Company by Prudential Securities hereunder shall not be publicly disclosed or made available to third parties without the prior written consent of Prudential Securities. In addition, Prudential Securities may not be otherwise publicly referred to without its prior consent.

9. The Company represents and warrants to Prudential Securities that there are no brokers, representatives or other persons who have an interest in compensation due to Prudential Securities from any transaction contemplated herein.

10. The benefits of this Agreement, together with the separate indemnification letter, shall inure the respective successors and assigns of the parties hereto and of the indemnified parties under the indemnity letter and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement may not be assigned without the prior written consent of the non- assigning party.

11. (a) This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         (b) EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) RELATED TO OR ARISING OUT OF THE ENGAGEMENT OF PRUDENTIAL SECURITIES PURSUANT TO, OR THE PERFORMANCE BY PRUDENTIAL SECURITIES OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

         (c) The Company hereby consents to service of process in the State of New York and to the jurisdiction of and venue in the United States District Court for the Southern District of New York and of any of the courts in the State of New York in any action suit or proceeding arising under this Agreement. The Company irrevocably appoints CT Corporation, as its agent, to receive on behalf of the Company, service of copies of the summons and complaints and any other process which may be served in any such action, claim, suit, proceeding or counterclaim. The Company will provide Prudential Securities with written evidence of such appointment upon the execution of this Agreement. The Company hereby irrevocably waives and agrees not to assert, in any action or proceeding with respect to this Agreement, any claim that (1) it is not personally subject to the jurisdiction of the aforesaid courts, (2) it or its property is exempt or immune from jurisdiction of any such court or from any legal process, (3) the action or proceeding is brought in an inconvenient forum or (d) the venue of the action or proceeding is improper.

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Prudential Securities is pleased to accept this financial advisory engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our Agreement by signing and returning the enclosed duplicate of this letter to Prudential Securities.


Very truly yours,

PRUDENTIAL SECURITIES INCORPORATED

By:           /s/ Scott E. Willkomm
              --------------------------
Title:        Director



Accepted and agreed to as of the date first written above:

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

By:      /s/ Michael C. French
         --------------------------------
Title:   President & CEO

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               [LETTERHEAD OF PRUDENTIAL SECURITIES INCORPORATED]


October 26, 1998


PRUDENTIAL SECURITIES INCORPORATED
One New York Plaza
New York, N.Y. 10292

         In connection with the engagement, dated October 26, 1998, between Prudential Securities Incorporated ("Prudential Securities") and Scottish Annuity & Life Holdings, Ltd. (the "Company"), the Company hereby agrees to indemnify and hold harmless Prudential Securities and its affiliates, their respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of Prudential Securities or any of Prudential Securities' affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all claims, liabilities, losses, damages and expenses incurred by any Indemnified Person (including fees and disbursements of Prudential Securities' and an Indemnified Person's counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or (ii) actions taken or omitted to be taken by an Indemnified Person with the Company's consent or in conformity with the Company's instructions or the Company's actions or omissions or (B) are otherwise related to or arise out of Prudential Securities' engagement, and will reimburse Prudential Securities and any other Indemnified Person for all costs and expenses, including fees of Prudential Securities' or an Indemnified Person's counsel, as they are incurred, in connection with investigating, preparing for, or defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with pending or threatened litigation, caused by or arising out of or in connection with Prudential Securities acting pursuant to the engagement, whether or not Prudential Securities or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. The Company will not, however, be responsible for any claims, liabilities, losses, damages, or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company also agrees that neither Prudential Securities nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by the Company which are finally judicially determined to have resulted primarily from Prudential Securities' bad faith or gross negligence. The Company further agrees that the Company will not, without the prior written consent of Prudential Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Prudential Securities or any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) and unless such settlement, compromise or consent includes an unconditional release of Prudential Securities and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceeding.

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         In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason (except, with respect to indemnification sought solely pursuant to clause (B) of the first paragraph hereof, for the reasons specified in the second sentence thereof), even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Prudential Securities, on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Prudential Securities on the other hand, in connection with the transactions contemplated by the engagement, subject to the limitation that in any event Prudential Securities' aggregate contribution to all losses, claims, damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Prudential Securities pursuant to the engagement.

         The foregoing right to indemnity and contribution shall be in addition to any rights that Prudential Securities and/or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of your engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement and is brought against Prudential Securities or any other Indemnified Person.

         EACH OF PRUDENTIAL SECURITIES AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

         The benefits of this Indemnification Agreement shall insure to the respective successors and assigns of the parties hereto and of the Indemnified Persons hereunder and their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Indemnification Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Indemnification Agreement may not be assigned without the prior written consent of the non-assigning party.

         This Indemnification Agreement may not be amended or modified except in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

         It is understood that, in connection with Prudential Securities' engagement, Prudential Securities may also be engaged to act for the Company in one or more additional capacities, and that the terms of this engagement or any such additional engagement may be embodied in one or more separate written agreements. This indemnification shall apply to said engagement, any such additional engagement(s) (whether written or oral) and any modification of said engagement or such additional engagement(s) and shall remain in full force and effect following the completion or termination of said engagement or such additional engagements.



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         The Company further understands that if Prudential Securities is asked to act for the Company as dealer manager in an exchange of tender offer or as underwriter in connection with the issuance of securities by the Company or to furnish the Company a financial opinion letter or in any other formal capacity, such further action may be subject to a separate agreement containing provisions and terms to be mutually agreed upon.

Very truly yours,

PRUDENTIAL SECURITIES INCORPORATED

By:      /s/ Scott E. Willkomm
         ----------------------------------
Title:   Director


Accepted and agreed to as of the date first written above:

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

By:     /s/ Michael C. French
        ------------------------------------
Title:  President & CEO


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